UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 22, 2006
NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 22, 2006, NACCO Industries, Inc.’s (“NACCO”) wholly owned subsidiary, NACCO Materials Handling Group, Inc. (“NMHG”), entered into a term loan agreement (the “Term Loan Agreement”) with the financial institutions party thereto, Citicorp North America, Inc., as Administrative Agent, and Citigroup Global Markets Inc., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, that provides for term loans up to an aggregate principal amount of $225 million. The proceeds of the loans under the Term Loan Agreement, together with available cash, are intended to be used to redeem in full NMHG Holding Co.’s (the “Company”) outstanding 10% Senior Notes due 2009 (the “Senior Notes”), which have an aggregate principal amount of $250 million. The Senior Notes are redeemable at the Company’s option on and after May 15, 2006 in accordance with the terms and conditions of the Indenture, dated May 9, 2002, between the Company and U.S. Bank National Association, as trustee. The loans under the Term Loan Agreement are available to be drawn on any day between May 15, 2006 and May 31, 2006. If the Company has not drawn the proceeds of the term loans between those dates, the commitments under the Term Loan Agreement will terminate. The term loans will amortize in an amount equal to 1% per year for the first six years, with the remaining balance to be paid in four equal installments in the seventh year. The aggregate amount of term loans must be repaid in full on or before March 21, 2013. Prior to the final maturity date, the term loans will be subject to mandatory prepayments from the proceeds of the issuance of certain indebtedness and certain asset sales.
     The obligations of NMHG under the Term Loan Agreement are guaranteed by the Company and each of its domestic subsidiaries other than NMHG. The obligations of NMHG and the guarantors under the Term Loan Agreement are secured by a first lien on all of the machinery, equipment and real property owned by NMHG and each guarantor and a second lien on all of the collateral securing the obligations of the Company under its revolving credit facility. The lenders under the Term Loan Agreement and the lenders under the Company’s revolving credit facility have entered into an intercreditor arrangement governing the rights of each of them with respect to the collateral securing their respective obligations.
     During the draw period, NMHG is required to pay a commitment fee of 0.25% per annum on the undrawn term loan commitment. Once drawn, the term loans will bear interest at a floating rate which, at NMHG’s option, will be either the London interbank offered rate plus a margin of 2.00% or the floating rate as set forth in the Term Loan Agreement plus a margin of 1.00%. If NMHG’s leverage ratio, as calculated in accordance with the Term Loan Agreement, is reduced to 1.50 to 1.00, the margins on the London interbank offered rate and the floating rate will be reduced to 1.75% and 0.75%, respectively.
     The Term Loan Agreement contains restrictive covenants substantially similar to those set forth in the Company’s revolving credit facility which, among other things, limits the amount of dividends that may be declared and paid to NACCO. The Term Loan Agreement also requires the Company to meet certain financial tests, including, but not limited to, maximum capital expenditures, maximum leverage ratio and minimum fixed charge coverage ratio tests.
     The Term Loan Agreement contains customary events of default for facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, cross-default to other debt, insolvency, judgment default, ERISA events, material adverse change and change of control. Upon the occurrence and continuance of an event of default, the lenders have the right to accelerate repayment of the term loans and exercise their remedies with respect to the collateral.

     The forgoing summary of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Exhibit Description

10.1	Term Loan Agreement, dated March 22, 2006, by and among NACCO Materials Handling Group, Inc., as borrower, the financial institutions party thereto, Citicorp North America, Inc., as Administrative Agent, and Citigroup Global Markets Inc., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (incorporated herein by reference to Exhibit 10.1 to NMHG Holding Co.’s Current Report on Form 8-K filed on March 28, 2006, Commission File Number 333-89248).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

By:	/s/ Kenneth C. Schilling

Name: Kenneth C. Schilling Title: Vice President and Controller
Date: March 28, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Term Loan Agreement, dated March 22, 2006, by and among NACCO Materials Handling Group, Inc., as borrower, the financial institutions party thereto, Citicorp North America, Inc., as Administrative Agent, and Citigroup Global Markets Inc., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (incorporated herein by reference to Exhibit 10.1 to NMHG Holding Co.’s Current Report on Form 8-K filed on March 28, 2006, Commission File Number 333-89248).